Exhibit 10.1

RANGE RESOURCES CORPORATION

AMENDED AND RESTATED

2019 EQUITY-BASED COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT (TSR - OFFICER)

This Performance Share Award Agreement based on Total Shareholder Return (“Agreement”) is made by and between Range Resources Corporation (the “Company”) and , an employee of the Company or one of its subsidiaries (“Participant”) and is applicable to the Performance Share Awards granted by the Compensation Committee on [February 5, 2025] (the “Effective Date”).

WHEREAS, the Company has adopted and maintains the Range Resources Corporation Amended and Restated 2019 Equity-Based Compensation Plan (the “Plan”); and

WHEREAS, consistent with the terms and purposes of the Plan, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has granted Participant a Performance Share Award under Section 8 of the Plan (the “Award”), consisting of the right to receive shares of Stock under and subject to the terms and conditions of the Plan and this Agreement; and

WHEREAS, this Agreement evidences such Award and its terms.

NOW, THEREFORE, the Company and Participant agree as follows:

1.
Defined Terms. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meaning provided in the Plan. The following terms shall have the meanings set forth below:

(a)
“Beginning Period Average Price” shall mean the average official closing price per share of the issuer over the 20 consecutive trading days ending with and including the Effective Date (“Beginning Twenty Days”). For purposes of the calculation of the average official closing stock price during the Beginning Twenty Days, to the extent the stock goes ex-dividend during the Beginning Twenty Days and the relevant dividend payment is after the Beginning Twenty Days, for each day including and after the ex-dividend date, the amount of the declared dividend shall be added to the official closing stock price for such day for the purposes of calculating the Beginning Period Average Price.
(b)
“Cause” shall have the meaning set forth in the Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan, as such may be amended from time to time.
(c)
“Disability” shall have the meaning set forth in the Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan, as such may be amended from time to time.
(d)
“Earned Award” shall mean the Earned Performance Shares together with the rights to receive dividends as set forth in Section 4.
(e)
“Earned Performance Shares” shall mean the number of Target Performance Shares multiplied by the Performance Multiple, which may be greater than or less than the Target Performance Shares.
(f)
“Ending Period Average Price” shall mean the average official closing price per share of the issuer over the 20 consecutive trading days ending with and including [February 5, 2028] (“Ending Twenty Days”). For purposes of the calculation of the average official closing stock price during the Ending Twenty Days, to the extent the stock goes ex-dividend during the Ending Twenty Days and the relevant dividend payment is after the Ending Twenty Days, for each day including and after the ex-dividend date, the amount of the declared dividend shall be added to the official closing stock price for such day for the purposes of calculating the Ending Period Average Price.
(g)
“Peer Company” shall mean one of the companies selected by the Committee and listed on Exhibit “A” as a peer against which the Company’s performance will be compared for purposes of this Award. For avoidance of doubt, the Company is not one of the Peer Companies.
(h)
“Performance Multiple” shall mean the percentage to be applied to the number of Target Performance Shares granted hereunder based on the Company’s TSR Rank to determine the Earned Performance Shares to be distributed to Participant following the expiration of the Performance Period, as reflected on the chart on Exhibit “A,” or as otherwise provided by this Agreement, and to determine the amount of dividends, if any, to be paid to Participant following the expiration of the Performance Period or as otherwise provided by this Agreement.
(i)
“Performance Period” shall, except as provided under Section 7 of this Agreement, mean the three-year period from and including the Effective Date and ending on the third anniversary of the Effective Date.
(j)
“Target Performance Shares” shall have the meaning given to such term in Section 2.
(k)
“Total Shareholder Return” or “TSR” shall mean the percentage change in the value of a share as determined by: (i) the Ending Period Average Price plus any ordinary dividends and distributions paid per share to shareholders during the Performance Period less the Beginning Period Average Price, and (ii) dividing such number by the Beginning Period Average Price. The Committee shall have the authority to make appropriate equitable adjustments to account for recapitalizations, reorganizations or other similar issues or extraordinary items affecting the TSR.
(l)
“TSR Rank” shall mean the Company’s Total Shareholder Return rank compared to the Total Shareholder Returns of the Peer Companies during the Performance Period.

(h) “Qualified Retirement” means the Participant’s employment with the Company or its Subsidiaries is terminated other than for Cause (as defined in the Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan, as may be amended from time to time) following the Participant (i) having reached age 55 with at least 10 years of service, or (ii) having reached age 65 with at least 5 years of service, and in either case, the Participant having given the Human Resources Department of the Company notice of his or her election to retire at least 120 days prior to the retirement date

2.
Award of Performance Shares. As of the Effective Date, the Company granted Participant the right to receive a target number of _____ shares of Stock (the “Target Performance Shares”), subject to achievement of the performance conditions specified in this Agreement and the other terms and conditions of the Plan and this Agreement.

3.
Committee Certification of Performance Multiple and Distribution of Earned Performance Shares. Subject to provisions applicable to a Change in Control as set forth in Section 8, within 45 days of the completion of the Performance Period, the Committee shall determine the following (any such determination shall be conclusive and binding on Company and Participant): (a) the Total Shareholder Return of the Company and of each Peer Company in accordance with Exhibit A; (b) the Company’s TSR Rank; and (c) the applicable Performance Multiple. Such Performance Multiple shall be applied to the number of Target Performance Shares to determine the number of Earned Performance Shares, if any, earned by Participant. To the extent that the application of the Performance Multiple to the Target Performance Shares results in a number of Earned Performance Shares which is less than the Target Performance Shares, the number of Target Performance Shares in excess of the Earned Performance Shares shall be forfeited and Participant shall have no right or interest in or to such forfeited shares (or to any declared or accrued dividend on such forfeited shares). Additionally, notwithstanding any other provision of this Award, in the event that the Company’s absolute Total Shareholder Return for the Performance Period is negative, then the Performance Multiple will be no greater than 100% regardless of the Company’s TSR Rank.

Subject to an earlier distribution in accordance with Section 7, or in the event of a Change in Control as set forth in Section 8, the Company shall issue a number of shares of Stock equal to the Earned Performance Shares determined under the terms of this Section 3 to Participant as soon as reasonably practical and no later than 60 days following the end of the Performance Period.

4.
Voting Rights; Dividends. Participant acknowledges that Participant shall not have any rights of a stockholder of the Company, including voting rights, prior to the Company’s issuance of shares of Stock underlying the Earned Performance Shares. Any ordinary dividends paid by the Company on the shares of Stock underlying the Target Performance Shares shall be accrued in cash in a bookkeeping account by the Company, without interest. Upon any forfeiture of the Target Performance Shares prior to vesting, all related accrued dividends shall be forfeited as well. The amount of any accrued and credited dividends through the date immediately prior to the settlement date of the Earned Performance Shares by the Company shall have the same Performance Multiple applied as was applied to determine the number of earned Earned Performance Shares. Such accrued and credited dividends, if any, shall be paid in shares of Stock to Participant contemporaneously with the distribution of Stock to settle the Earned Performance Shares.

5.
Payment of Taxes. The Company shall withhold the number of shares of Stock issuable under this Award as necessary to satisfy the amount that the Company deems necessary to satisfy its current or future obligation to withhold federal, state or local income or other taxes incurred by Participant as a result of the Earned Award or the settlement of the Earned Award, provided however, that the Company will only withhold shares sufficient to satisfy required minimum tax withholding requirements. In the event the Company determines that the amount withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then Participant shall pay to the Company the amount of that deficiency within the time requested by the Company and, if Participant fails to do so, the Company shall have the right to: (i) withhold that amount from any amount due to Participant by the Company or any of its Subsidiaries for payroll or otherwise; or, (ii) to withhold and not issue the shares of Stock underlying the Earned Award or any future vesting of an Award, in either case in the amount of the deficiency.

6.
Vesting. Subject to the vesting provisions of Section 7 and Section 8, the Earned Award shall vest upon the expiration of the Performance Period, provided that Participant continues to be employed by the Company or a Subsidiary through such time.

7.
Termination of Employment Prior to Expiration of Performance Period. If Participant’s employment with the Company or a Subsidiary terminates prior to the expiration of the Performance Period, the Earned Award shall vest and be distributed to Participant, or shall be forfeited and canceled, as set forth below and, in case of such an event, Participant waives the right to any other determination or distribution of shares under the terms of this Award except as provided by this Section 7.

(a)
Due to Death. If Participant’s employment with the Company or its Subsidiary terminates prior to the expiration of the Performance Period due to Participant’s death then the Target Performance Award shall fully vest and be distributed to Participant’s beneficiary as soon as administratively practicable following Participant’s date of death (but in no event later than 2½ months following the end of the year of Participant’s death).
(b)
Due to Disability. If Participant’s employment with the Company or its Subsidiary terminates prior to the expiration of the Performance Period due to Participant’s Disability prior to the expiration of the Performance Period, then the Target Performance Award shall fully vest and be distributed to Participant (including, if applicable, to his or her guardian or legal representative on Participant’s behalf) as soon as administratively practicable following the effective date of such termination (but in no event later than 2½ months following the end of the year of such termination).
(c)
Due to Qualified Retirement. If Participant’s employment with the Company or its Subsidiaries terminates prior to the expiration of the Performance Period due to Participant’s Qualified Retirement, then (i) a portion of the Target Performance Shares shall remain outstanding and eligible to vest based on actual performance equal to the Target Performance Shares divided by 36 and multiplied by the number of full months of employment from the Effective Date to the termination date, and any additional days employed in the final month of employment; (ii) the Performance Multiple shall be the Performance Multiple for the Performance Period as determined by the Committee under Section 3 above; and (iii) the Earned Award shall be distributed to Participant in accordance with Section 3 above. The remaining portion of the Target Performance Shares shall be automatically forfeited and canceled.

(d)
Due to Termination by the Company for Cause. In the event of Participant’s termination by the Company or its Subsidiary for Cause, all rights of Participant to the Target Performance Shares shall be forfeited and canceled and Participant shall have no right or interest in or to the Target Performance Shares, the Earned Performance Shares that might later be calculated under this Agreement or any portion of the Earned Award.

(e) Due to Any Other Termination by the Company or Resignation by Participant. For all other circumstances not otherwise provided for in this Section 7, the Committee has full authority and discretion under the Plan to determine appropriate vesting, if any, after taking into consideration the specific separation event.

8.
Vesting and Distributions Upon a Change in Control. Upon a Change in Control, this Award shall be subject to the vesting provisions provided in the Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan, as may be amended from time to time.

9.
Transferability. This Agreement, the Award and the rights granted hereunder are not transferable or assignable by Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

10.
No Right to Continued Employment. This Agreement shall not be construed to confer upon Participant any right to continue as an employee of the Company, any Subsidiary or any successor to the Company or any of its subsidiaries, and shall not limit the right of the Company, a Subsidiary or their respective successors, in its sole discretion, to terminate the service of Participant at any time with or without cause.

11.
Not an Employee Benefit Plan. This Agreement and the Plan constitute an equity-based compensation bonus arrangement and, as such, the Company and Participant acknowledge it does not constitute an arrangement subject to the Employee Retirement Income Security Act of 1974, as amended. This Agreement and the Plan shall not give Participant any security or other interest in any assets of the Company; rather Participant's right to the Award is that of a general unsecured creditor of the Company.

12.
No Liability for Good Faith Determinations. The Company, officers and employees of the Company and its Subsidiaries, the Committee and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement, the Award or the shares of Stock issued hereunder.

13.
No Guarantee of Interests. The Company, the Committee and the members of the Board do not guarantee the Stock from loss or depreciation nor that the Award does or will have any specific value.

14.
Company Records. Records of the Company and its Subsidiaries regarding Participant's period of employment, termination of employment and the reason therefore, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

15.
Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

16.
Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail (or electronically) and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.

17.
Successors. This Agreement shall be binding upon Participant, Participant's legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

18.
Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

19.
Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas without regard to choice of law provisions there under, except to the extent Texas law is preempted by federal law.

20.
Amendment. This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may materially adversely affect Participant's rights in the Award without Participant's written consent (unless expressly stated herein). Notwithstanding the provisions of this Section 20, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.

21.
Duty to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

22.
Stockholder Rights. Unless and until a certificate or certificates representing shares of Stock or the shares shall have been registered with the Company's transfer agent or uncertificated shares have been issued by the Company to Participant, Participant (or Participant's personal representative in the event of Participant's death or Disability) shall not be or have the rights or privileges of a stockholder of the Company with respect to the shares acquirable upon vesting of this Award.

23.
Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to Participant, or to Participant's legal representative, heir, legatee or distributee, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require Participant or Participant's legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

24.
Remedies. The Company shall be entitled to recover from Participant reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

25.
Conditions to Delivery of Stock. Nothing in this Agreement shall require the Company to issue any shares upon vesting of all or a portion the Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any vesting of any portion of the Award, the Company may, as a condition precedent to the vesting or the issuance of Stock underlying the vested Award, require from Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.